Exhibit 10.2

AMENDMENT NO. 1 TO PLEDGE AGREEMENT

THIS AMENDMENT NO. 1 ( this “Amendment”), dated April 6, 2017, to the PLEDGE AGREEMENT, dated as of October 25, 2016 (the “Agreement”) between Amarantus Biosciences Holdings, Inc. (“Borrower”) and Xpress Group International Limited (“Xpress”) and Dominick Membership, LLC (“Dominick” and together with Xpress, “Purchasers” and each, a “Purchaser”) for the benefit of Purchasers, it being understood that subject to the terms of the First Purchase Agreement (as defined below), any right, remedy, privilege or power of Purchasers shall be exercised by each Purchaser together or individually.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of October 25, 2016, by and among the (a) the Purchasers on the one hand, and (b) Borrower, on the other hand (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “First Purchase Agreement,”) the Borrower sold to the Purchasers the notes in the aggregate amount of $250,000 described in the First Purchase Agreement (the “First Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, by and among (a) Xpress on the one hand; and (b) the Borrower on the other hand (including all annexes, exhibits and schedules thereto, as from time to time to have amended, restated, supplemented or otherwise modified, the “Second Purchase Agreement”), the Borrower has agreed to sell to Xpress, and Xpress has agreed to purchase, the note in the aggregate amount of $100,000 described herein (the “Second Note”) upon the terms and subject to the conditions set forth therein;

WHEREAS, as a partial inducement to the Purchasers to enter into the First Purchase Agreement, Borrower agreed to provide security for payment of the obligations thereunder;

WHEREAS, it was a condition precedent to the obligation of the Purchasers to purchase the First Notes that the Borrower shall have executed and delivered the Agreement to secure payment and performance of the obligations thereunder;

WHEREAS, in order to secure the payment and performance in full of all of the First Note, the Borrower pledged, assigned and granted a security interest in, transferred and delivered unto the Purchasers, all of the Borrower’s rights, title and interest in and to 5.5 million restricted shares of Avant Diagnostics, Inc. Common Stock owned by the Borrower (the “Pledged Stock” or the “Collateral”), together with all other rights appurtenant to the Pledged Stock (excluding voting rights which shall be maintained by the Borrower), as well as all cash and non-cash proceeds or any and all of the foregoing;

WHEREAS, the Borrower agreed to cause the issuance of certificates totaling 5.5 million shares of the Pledged Stock in pro-rata proportion to each Purchaser’s investment amount;

WHEREAS, it is a condition precedent the obligation of Xpress to purchase the Second Note that the Borrower shall have executed and delivered this Amendment to secure payment and performance of the obligations thereunder; and

WHEREAS, as partial inducement to Xpress to enter into the Second Purchase Agreement, Borrower has agreed to provide security for payment of the obligations.

NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and in the Second Purchase Agreement, the parties hereto agree as follows:

1.           Pledge. In order to secure the payment and performance in full of all of the Second Note, the Borrower and the Purchasers hereby agree that the Borrower’s pledge of the Pledged Stock shall include the pledge of the Pledged Stock for the repayment of the Second Note on the same basis, and to the same extent, as the pledge of the Pledged Stock for payment of the First Note. All rights of the holder of the Second Note to the Pledged Stock, shall be pari passu with the rights of the holders of the First Notes.

2.           Representations and Warranties. Borrower hereby agrees the parties hereby agree that all of the representations and warranties set forth in Section 3 of the Agreement remain accurate and complete, and shall apply to this Amendment, except that Section 3(d) is hereby as amended as follows:

(d)         No consent, approval, authorization or other order of any person or entity other than the approval of the Collateral Agent pursuant to the inter-creditor agreement (“Original ICA”) dated as of April 14, 2016, as amended with (i) the inter-creditor agreement executed concurrently with the First Purchase Agreement (“First Amended ICA”); and (ii) the inter-creditor agreement executed concurrently with the Second Purchase Agreement with approval having been evidenced, is required for the execution and delivery of this Agreement by Borrower or the delivery by Borrower of the Collateral to the Purchaser as provided herein except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

3.       The parties hereto that except as set forth above, all the representations, warranties, covenants, rights, remedies, exonerations and other agreements set forth in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Pledge Agreement to be duly executed as of the date first above written.

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DELAFIELD INVESTMENTS LIMITED, as Collateral Agent

By:

Name:

Title:

XPRESS GROUP INTERNATIONAL LIMITED

By:

Name:

Title:

DOMINICK MEMBERSHIP, LLC

By:

Name:

Title:

AMARANTUS BIOSCIENCE HOLDINGS, INC.

By:

Name:

Title:

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